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                                   EXHIBIT 16








Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, NW
Washington, DC 20549

Dear Sirs/Madams:

     We have read Item 4 of Molichem Medicines, Inc. Form 8-K/A dated April 4,2003 and we agree with the statements made therein.


Yours truly,
/s/Deloitte & Touche,LLP.

Raleigh, North Carolina

April 18, 2003

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